Exhibit 99.1

ALGECO SCOTSMAN ANNOUNCES $300 MILLION SENIOR SECURED NOTES OFFERING BY WILLIAMS SCOTSMAN

BALTIMORE, MD – November 14, 2017 - Algeco/Scotsman Holding S.à r.l. (“A/S Holding” and, together with its subsidiaries, “Algeco Scotsman”), today announced that its wholly-owned subsidiary Williams Scotsman International, Inc. (“Williams Scotsman”) is launching an offering of $300 million in aggregate principal amount of senior secured notes due 2022 (the “Notes”). The proceeds of the offering will be used together with funds from other sources to: (i) fund William Scotsman’s planned business combination (the “Business Combination”) with Double Eagle Acquisition Corp., a NASDAQ-listed special purpose acquisition company (“Double Eagle”), (ii) prepay certain existing third-party and intercompany indebtedness, (iii) pay fees and expenses incurred in connection with the Business Combination and (iv) provide cash for the combined company’s balance sheet.

The Notes are being offered in a private placement transaction to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additional Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, Double Eagle filed a registration statement on Form S-4 (File No. 333-220356) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which includes a proxy statement/prospectus, that is both the proxy statement distributed to holders of Double Eagle’s ordinary shares in connection with Double Eagle’s solicitation of proxies for the vote by Double Eagle’s shareholders with respect to the Business Combination and other matters described in the Registration Statement, as well as the prospectus relating to the offer and sale of certain of the securities to be issued in the Business Combination. The Registration Statement was declared effective by the SEC on November 7, 2017 and the definitive proxy statement/prospectus and other relevant documents have been mailed to Double Eagle’s shareholders as of October 30, 2017, the record date for the extraordinary general meeting of Double Eagle to be held on November 16, 2017 in connection with the Business Combination. Double Eagle’s shareholders and other interested persons are advised to read the definitive proxy statement/prospectus included in the Registration Statement as these materials contain important information about Williams Scotsman, Double Eagle and the Business Combination. Shareholders may also obtain copies of the proxy statement/prospectus and other documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Morrow Sodali LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, or by phone at (800) 662-5200 or email at DoubleEagle.info@morrowsodali.com.

Participants in the Solicitation

Double Eagle, Algeco Scotsman and Williams Scotsman and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC. A list of the names of those directors and executive officers and a description of their interests in Double Eagle is contained in Double Eagle’s definitive proxy statement/prospectus included in the Registration Statement, which is available free of charge from the sources indicated above.

About Algeco Scotsman

Algeco Scotsman is the leading global business services provider focused on modular space, secure portable storage solutions, and remote workforce accommodation management. Headquartered in Baltimore, Algeco Scotsman has operations in 25 countries with a modular fleet of approximately 275,000 units. The company operates as Williams Scotsman and Target Logistics in North America, Algeco in Europe, Elliott in the United Kingdom, Ausco in Australia, Portacom in New Zealand, and Algeco Chengdong in China.

About Williams Scotsman International, Inc.

Headquartered in the historic Fells Point area of Baltimore, MD, Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, healthcare, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, its branch network includes over 90 locations, its fleet is comprised of 76,000 modular space and portable storage units and its customer base has grown to more than 25,000.

Cautionary Notice Regarding Forward Looking Statements

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning expectations regarding the use of proceeds from the offering. A number of risks and uncertainties could cause our and Williams Scotsman’s actual results to differ materially from current projections, forecasts, estimates and expectations relating to us, it and the business combination. Any or all of these forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our and Williams Scotsman’s control.

Disclaimer

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Contact Information

Investor Relations Contact

Scott Shaughnessy

Vice President, Finance

Algeco Scotsman

+1 410-933 -5921

Scott.Shaughnessy@as.willscot.com